EXHIBIT 99.1

OPT Extends Its Section 382 Tax Benefits Preservation Plan

MONROE TOWNSHIP, N.J., June 29, 2026 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a provider of autonomous maritime systems and offshore power solutions, today announced that its Board of Directors (the “Board”) has unanimously approved the amendment and restatement of its Section 382 Tax Benefits Preservation Plan, dated June 29, 2023 (the “Tax Benefits Preservation Plan”), to, among other things, extend its expiration time from the close of business on June 29, 2026 to the close of business on June 29, 2029.

OPT has extended the Tax Benefits Preservation Plan through the close of business on June 29, 2029 to protect the availability and potential value of the federal net operating loss carryforwards (“NOLs”) and other tax attributes that OPT has generated and expects to continue to generate. OPT’s ability to use its NOLs would be substantially limited if it experienced an “ownership change” under Section 382 of the Internal Revenue Code. While the Tax Benefits Preservation Plan cannot ultimately prevent such an ownership change, it is intended to reduce the likelihood of such an event by deterring any single investor or group from acquiring beneficial ownership of 4.99% or more of OPT’s outstanding common stock.

The Tax Benefits Preservation Plan was ratified by OPT’s stockholders at its 2023 Annual Meeting of Stockholders. OPT intends to submit the amendment and restatement of the Tax Benefits Preservation Plan for ratification by OPT’s stockholders at its 2026 Annual Meeting of Stockholders. The date of OPT’s 2026 Annual Meeting of Stockholders has not yet been announced.

Additional information about the amendment and restatement of the Tax Benefits Preservation Plan and the rights governed thereby will be contained in reports on Form 8-K and Form 8-A/A that OPT plans to file with the U.S. Securities and Exchange Commission.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters are in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services, and solutions, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements contained in this press release may relate to, but are not limited to, statements regarding OPT’s future taxable income, the availability and potential value of OPT’s federal net operating loss carryforwards and other tax attributes, OPT’s future generation of net operating loss carryforwards and other tax attributes, OPT’s ability to utilize and realize the value of its net operating loss carryforwards and other tax attributes and how they could be limited if OPT experienced an ownership change as defined in Section 382 of the Internal Revenue Code, whether the Tax Benefits Preservation Plan will reduce the likelihood of an ownership change by deterring any single investor or group from acquiring beneficial ownership of 4.99% or more of OPT’s outstanding common stock, and OPT’s plans to submit the amendment and restatement of the Tax Benefits Preservation Plan for ratification by OPT’s stockholders at its 2026 Annual Meeting of Stockholders and whether stockholders will vote to ratify it. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Please refer to OPT’s recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The forward-looking statements in this press release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, OPT disclaims any obligation or intent to publicly update, amend, or clarify its forward-looking statements, whether as a result of new information, future events, or otherwise, except as may otherwise be required by the federal securities laws. OPT, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com